Exhibit 99.1

SB Financial Group Announces Fourth Quarter 2024 Results

DEFIANCE, OH, January 23, 2025 -- SB Financial Group, Inc. (NASDAQ: SBFG) (“SB Financial” or the “Company”), a diversified financial services company providing full-service community banking, mortgage banking, wealth management, private client and title insurance services today reported earnings for the fourth quarter ended December 31, 2024.

Fourth Quarter 2024 Highlights compared to the fourth quarter of the prior year:

●	Net income of $3.6 million, which is down 6.4 percent with Diluted Earnings Per Share (“EPS”) of $0.55. When adjusted for Originated Mortgage Servings Rights (“OMSR”) and the Visa B share sale in the prior year, diluted EPS would be up $0.07 or 16.7 percent.

●	Interest income of $16.8 million increased by 11.4 percent from $15.1 million reported in the prior year.

●	Loan growth of $46.5 million, or 4.7 percent from the prior-year quarter, and marks the third consecutive quarter of sequential expanding loan growth, year over year.

●	Tangible book value per shared ended the quarter at $16.00 up $1.02 per share or 6.8 percent from the prior year.

Twelve Months Ended December 31, 2024, highlights Over the Prior Year include:

●	Net income decreased slightly to $11.5 million, a 5.2 percent decline from the prior year’s $12.1 million, and diluted EPS was $1.72, down 1.9 percent from $1.75. Adjusted EPS was up 4.2 percent compared to the prior year.

●	Deposits increased by $82.4 million, or 7.7 percent to $1.15 billion.

●	Total interest income of $64.3 million increased by $6.2 million, or 10.7 percent compared to the $58.2 million reported for the previous twelve months, while net interest income improved slightly to $39.9 million, or 1.7 percent.

Earnings Highlights	Three Months Ended			Twelve Months Ended
($ in thousands, except per share & ratios)	Dec. 2024	Dec. 2023	% Change	Dec. 2024	Dec. 2023	% Change
Operating revenue	$15,454	$15,115	2.2%	$56,939	$56,994	-0.1%
Interest income	16,847	15,126	11.4%	64,349	58,152	10.7%
Interest expense	5,950	5,542	7.4%	24,427	18,879	29.4%
Net interest income	10,897	9,584	13.7%	39,922	39,273	1.7%
Provision (recovery) for credit losses	(76)	(74)	-2.7%	124	315	-60.6%
Noninterest income	4,557	5,531	-17.6%	17,017	17,721	-4.0%
Noninterest expense	11,003	10,369	6.1%	42,959	41,962	2.4%
Net income	3,635	3,883	-6.4%	11,470	12,095	-5.2%
Earnings per diluted share	0.55	0.57	-3.5%	1.72	1.75	-1.7%
Return on average assets	1.04%	1.17%	-11.1%	0.84%	0.91%	-7.7%
Return on average equity	11.13%	13.23%	-15.9%	9.19%	10.22%	-10.1%

“Our fourth-quarter and full-year 2024 results underscore our ability to navigate challenges while delivering growth in key areas,” said Mark A. Klein, Chairman, President, and CEO. “Net income for the quarter was $3.6 million, a 54.4 percent increase from the linked quarter. Diluted EPS for the quarter was $0.55, with full-year diluted EPS reaching $1.72.

“In addition to our financial results, we are pleased that we were able to close on the Marblehead acquisition earlier this month. Their presence will add substantial liquidity via their low-cost deposit base and will expand our market presence in Northern Ohio.”

Interest income for the quarter grew by 11.4 percent to $16.8 million, driven by strong loan performance. Loans increased by $46.5 million, compared to the prior year, and by $16.8 million from the linked quarter. Deposits also rose by $82.4 million, or 7.7 percent, to $1.15 billion, a testament to the trust our clients place in us. Tangible book value per share climbed by 6.8 percent to $16.00, underscoring our commitment to delivering shareholder value.

We achieved $64.3 million in total interest income for the year, a 10.7 percent increase over 2023, which partially offset a slight decline in net income to $11.5 million. These results highlight our disciplined approach to growth, operational efficiency, and long-term value creation for our stakeholders. As we move into 2025, we remain focused on leveraging our momentum and strengthening our financial position.”

RESULTS OF OPERATIONS

Consolidated Revenue

In the fourth quarter of 2024, total operating revenue increased to $15.5 million, a 2.2 percent rise from $15.1 million in the prior year and an 8.0 percent increase from the linked quarter, driven by growth in both net interest income and noninterest income. Net interest income reached $10.9 million, a strong 13.7 percent year-over-year increase, reflecting higher interest income on loans, which rose by $1.5 million to $15.0 million. However, rising deposit costs contributed to a 7.4 percent increase in total interest expense, partially offsetting the gains in interest income. Despite this, the net interest margin expanded by 24 basis points year-over-year to 3.35 percent, reflecting the continued strength of our interest-earning assets and disciplined funding cost management.

Noninterest income for the quarter declined by 17.6 percent year-over-year to $4.6 million due to the Visa B share sale recorded in the prior year quarter. However, it improved by 10.5 percent compared to the linked quarter, highlighting recovery in key areas. Gains on the sale of mortgage loans and OMSR increased by $448,000 year over year to $1.2 million, while wealth management fees and title insurance revenue rose by $78,000 and $100,000, respectively. Moving forward, we remain focused on maintaining a balanced approach to driving revenue growth and managing costs to deliver consistent shareholder value.

Mortgage Loan Business

“Our mortgage banking operations delivered another quarter of strong results, reflecting our strategic focus on origination growth, portfolio expansion, and servicing efficiency. Mortgage originations surged to $72.5 million, an impressive year-over-year increase of $33.0 million, or 83.3 percent,” continued Mr. Klein. “The Indianapolis team contributed 43 percent of our volume this quarter and our newest market, Cincinnati, had volume of $2.3 million in the quarter. Correspondingly, mortgage sales rose to $62.3 million, marking an 86.7 percent increase compared to the same period, last year.”

The mortgage servicing portfolio expanded to $1.43 billion, achieving a year-over-year increase of $60.7 million, or 4.4 percent, further strengthening our recurring revenue streams, and highlighting the effectiveness of our servicing retention strategies.

Net mortgage banking revenue for the quarter reached $2.0 million, up $703,000 from the prior year quarter, and for the year was $6.7 million up 18.1 percent compared to 2023. Gains on the sale of mortgages remained a key revenue driver, increasing by $448,000 year-over-year to $1.2 million. Loan servicing fees added $886,000 to revenue, reflecting an increase of $31,000 from the previous year quarter. Notably, the OMSR net valuation adjustment for full year 2024 was a positive $42,000 compared to a negative $51,000 for the full year of 2023.

Mortgage Banking						Prior Year
($ in thousands)	Dec. 2024	Sep. 2024	Jun. 2024	Mar. 2024	Dec. 2023	Growth
Mortgage originations	$72,534	$70,715	$75,110	$42,912	$39,566	$32,968
Mortgage sales	62,301	61,271	55,835	36,623	33,362	28,939
Mortgage servicing portfolio	1,427,318	1,406,273	1,389,805	1,371,713	1,366,667	60,651
Mortgage servicing rights	14,868	14,357	14,548	14,191	13,906	962

Revenue
Loan servicing fees	886	874	862	855	855	31
OMSR amortization	(358)	(370)	(335)	(273)	(282)	(76)
Net administrative fees	528	504	527	582	573	(45)
OMSR valuation adjustment	288	(465)	38	181	(12)	300
Net loan servicing fees	816	39	565	763	561	255
Gain on sale of mortgages	1,196	1,311	1,277	781	747	449
Mortgage banking revenue, net	$2,012	$1,350	$1,842	$1,544	$1,308	$704

Noninterest Income and Noninterest Expense

“Noninterest income for the fourth quarter of 2024 totaled $4.6 million, with linked quarter noninterest income increasing by $434,000 or 10.5 percent, primarily due to increased revenue in net mortgage loan servicing fees and higher wealth management fees. Compared to the prior year quarter, wealth management fees grew modestly by $78,000 year over year, and title insurance revenue added $100,000, reflecting our ability to deliver consistent performance across core revenue categories” Mr. Klein noted.

Noninterest Income/Noninterest Expense						Prior Year
($ in thousands, except ratios)	Dec. 2024	Sep. 2024	Jun. 2024	Mar. 2024	Dec. 2023	Growth
Noninterest Income (NII)	$4,557	$4,123	$4,386	$3,951	$5,531	$(974)
NII / Total Revenue	29.5%	28.8%	31.5%	30.1%	36.6%	-7.1%
NII / Average Assets	1.3%	1.2%	1.3%	1.2%	1.7%	-0.4%
Total Revenue Growth	2.2%	4.5%	-0.6%	-6.1%	3.4%	-1.2%

Noninterest Expense (NIE)	$11,003	$11,003	$10,671	$10,282	$10,369	$634
Efficiency Ratio	71.1%	76.8%	75.9%	78.2%	68.4%	2.7%
NIE / Average Assets	3.2%	3.2%	3.2%	3.1%	3.1%	0.1%
Net Noninterest Expense/Avg. Assets	-1.9%	-2.0%	-1.9%	-1.9%	-1.4%	-0.5%
Total Expense Growth	6.1%	5.0%	3.2%	-4.6%	1.0%	5.1%

Noninterest expense for the fourth quarter of 2024 was unchanged at $11.0 million compared to the third quarter but increased by $634,000, or 6.1 percent, year-over-year. The year-over-year increase was primarily driven by a $533,000 increase in salaries and employee benefits, reflecting investments in talent to support operational growth and increased business activity.

Noninterest expense increases were partially offset by reductions in discretionary expense categories, including a $61,000 decrease in state, local, and other taxes, as well as a $44,000 reduction in net occupancy expense. Postage and delivery expenses also saw a modest decline of $51,000.

“Our efficiency ratio improved to 71.09 percent in the fourth quarter of 2024 from 76.78 percent in the linked quarter, highlighting our ability to manage costs while investing strategically in growth areas. With a year-end headcount of 252 full-time equivalent employees, we remain focused on balancing growth with operational efficiency” stated Mr. Klein.

Balance Sheet

As of December 31, 2024, SB Financial reported total assets of $1.38 billion, higher from both the linked quarter and the previous year. This growth was primarily driven by a robust increase in the loan portfolio, which reached $1.05 billion, marking a $46.5 million or 4.7 percent increase year over year. The strategic reallocation of liquidity contributed to this expansion, as evidenced by a decline in cash and available-for-sale securities, demonstrated the Company’s focus on maximizing returns while maintaining a solid financial position.

Total deposits increased to $1.15 billion, growing $82.4 million or 7.7 percent year over year, reflecting SB Financial’s strength in deposit gathering and customer engagement. Shareholders’ equity ended the year at $127.5 million, representing a $3.2 million increase from the prior year. This growth reflects management’s commitment to enhancing shareholder value and the Company’s disciplined approach to capital management.

During the fourth quarter, SB Financial repurchased 130,465 shares, continuing its active buyback program. This reflects the Company’s dedication to returning value to shareholders through dividends and share repurchases while retaining sufficient capital to fund its long-term growth strategies.

“As we conclude 2024, our balance sheet strength and strategic allocation of resources highlight our unwavering commitment to disciplined growth,” said Mr. Klein, Chairman, President, and CEO. “Despite a challenging rate environment, we achieved our third consecutive quarter of loan growth, with balances increasing by $46.5 million from the previous year. This performance underscores our ability to deepen client relationships while navigating competitive dynamics. Our strong asset quality, supported by top-decile coverage ratios, remains a cornerstone of our financial stability, positioning us to capitalize on emerging opportunities while maintaining operational excellence. Looking ahead, we remain focused on driving shareholder value and sustaining robust financial performance in the evolving economic landscape.”

Loan Balances						Annual
($ in thousands, except ratios)	Dec. 2024	Sep. 2024	Jun. 2024	Mar. 2024	Dec. 2023	Growth
Commercial	$124,764	$123,821	$123,287	$120,016	$126,716	$(1,952)
% of Total	11.9%	12.0%	12.3%	12.1%	12.7%	-1.5%
Commercial RE	479,573	459,449	434,967	429,362	424,041	55,532
% of Total	45.8%	44.6%	43.3%	43.3%	42.4%	13.1%
Agriculture	64,680	64,887	64,329	62,365	65,659	(979)
% of Total	6.2%	6.3%	6.4%	6.3%	6.6%	-1.5%
Residential RE	308,378	314,010	316,233	314,668	318,123	(9,745)
% of Total	29.5%	30.5%	31.5%	31.7%	31.8%	-3.1%
Consumer & Other	69,340	67,788	66,574	65,141	65,673	3,667
% of Total	6.6%	6.6%	6.6%	6.6%	6.6%	5.6%
Total Loans	$1,046,735	$1,029,955	$1,005,390	$991,552	$1,000,212	$46,523
Total Growth Percentage						4.7%

Deposit Balances						Annual
($ in thousands, except ratios)	Dec. 2024	Sep. 2024	Jun. 2024	Mar. 2024	Dec. 2023	Growth
Non-Int DDA	$232,155	$222,425	$208,244	$219,395	$228,713	$3,442
% of Total	20.1%	19.2%	18.7%	19.7%	21.4%	1.5%
Interest DDA	201,085	202,097	190,857	169,171	166,413	34,672
% of Total	17.4%	17.4%	17.1%	15.2%	15.5%	20.8%
Savings	237,987	241,761	231,855	244,157	216,965	21,022
% of Total	20.6%	20.8%	20.8%	21.9%	20.3%	9.7%
Money Market	222,161	228,182	225,650	221,362	202,605	19,556
% of Total	19.3%	19.7%	20.2%	19.9%	18.9%	9.7%
Time Deposits	259,217	265,068	258,582	258,257	255,509	3,708
% of Total	22.5%	22.9%	23.2%	23.2%	23.9%	1.5%
Total Deposits	$1,152,605	$1,159,533	$1,115,188	$1,112,342	$1,070,205	$82,400
Total Growth Percentage						7.7%

Asset Quality

As of December 31, 2024, SB Financial Group maintained strong asset quality metrics. Nonperforming assets totaled $5.5 million, representing 0.40 percent of total assets, an increase of $2.2 million compared to the $3.3 million or 0.25 percent of total assets reported in the prior year. This year-over-year growth was driven by weakness in three credits that we expect to resolve favorably by mid-year 2025.

The allowance for credit losses remained robust at 1.44 percent of total loans, providing 273.7 percent coverage of nonperforming loans, a level slightly lower than the linked quarter but indicative of the institution’s conservative approach to risk management. This strength underscores SB Financial’s commitment to disciplined credit administration amidst evolving economic conditions. The net loan charge-offs to average loans ratio remained modest at 7 basis points and for the full year just 2 basis points, reflecting effective collateral management and a strong credit culture.

“Our asset quality metrics demonstrate resilience and our commitment to disciplined risk management,” stated Mark Klein, Chairman, President, and CEO. “While we observed an uptick in nonperforming assets compared to the prior year, our reserve coverage ratio and low charge-off levels underscore the performance of our loan portfolio. We remain focused on preserving the integrity of our credit processes while positioning our balance sheet for long-term growth.” This balanced approach reflects SB Financial’s efforts to maintain top-tier asset quality ratios, support lending growth, and ensure financial stability for the future.

Nonperforming Assets						Annual
($ in thousands, except ratios)	Dec. 2024	Sep. 2024	Jun. 2024	Mar. 2024	Dec. 2023	Change
Commercial & Agriculture	$2,927	$2,899	$2,781	$897	$748	$2,179
% of Total Com./Ag. loans	1.55%	1.54%	1.48%	0.49%	0.39%	291.3%
Commercial RE	807	813	475	49	168	639
% of Total CRE loans	0.17%	0.18%	0.11%	0.01%	0.04%	380.4%
Residential RE	1,539	1,536	1,247	1,295	1,690	(151)
% of Total Res. RE loans	0.50%	0.49%	0.39%	0.41%	0.53%	-8.9%
Consumer & Other	243	270	231	193	212	31
% of Total Con./Oth. loans	0.35%	0.40%	0.35%	0.30%	0.32%	14.6%
Total Nonaccruing Loans	5,516	5,518	4,734	2,434	2,818	2,698
% of Total loans	0.53%	0.54%	0.47%	0.25%	0.28%	95.7%
Foreclosed Assets and Other Assets	-	-	510	510	511	(511)
Total Change (%)						-100.0%
Total Nonperforming Assets	$5,516	$5,518	$5,244	$2,944	$3,329	$2,187
% of Total assets	0.40%	0.40%	0.39%	0.22%	0.25%	65.70%

Webcast and Conference Call

The Company will hold the fourth quarter 2024 earnings conference call and webcast on January 24, 2025, at 11:00 a.m. EDT. Interested parties may access the conference call by dialing 1-888-338-9469. The webcast can be accessed at ir.yourstatebank.com. An audio replay of the call will be available on the Company’s website.

About SB Financial Group

Headquartered in Defiance, Ohio, SB Financial is a diversified financial services holding company for the State Bank & Trust Company (State Bank) and SBFG Title, LLC dba Peak Title (Peak Title). State Bank provides a full range of financial services for consumers and small businesses, including wealth management, private client services, mortgage banking and commercial and agricultural lending, operating through a total of 25 offices: 24 in ten Ohio counties and one in Fort Wayne, Indiana, and 25 ATMs. State Bank has seven loan production offices located throughout the Tri-State region of Ohio, Indiana and Michigan. Peak Title provides title insurance and title opinions throughout the Tri-State region. SB Financial’s common stock is listed on the NASDAQ Capital Market with the ticker symbol “SBFG”.

Forward-Looking Statements

Certain statements within this document, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, and actual results may differ materially from those predicted by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties inherent in the national and regional banking industry, changes in economic conditions in the market areas in which SB Financial and its subsidiaries operate, changes in policies by regulatory agencies, changes in accounting standards and policies, changes in tax laws, fluctuations in interest rates, demand for loans in the market areas in SB Financial and its subsidiaries operate, increases in FDIC insurance premiums, changes in the competitive environment, losses of significant customers, geopolitical events, the loss of key personnel and other risks identified in SB Financial’s Annual Report on Form 10-K and documents subsequently filed by SB Financial with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made, and SB Financial undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made, except as required by law. All subsequent written and oral forward-looking statements attributable to SB Financial or any person acting on its behalf are qualified by these cautionary statements.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). Non-GAAP financial measures, specifically pre-tax, pre-provision income, tangible common equity, tangible assets, tangible book value per common share, tangible common equity to tangible assets, return on average tangible common equity, total interest income – FTE, net interest income – FTE and net interest margin – FTE are used by the Company’s management to measure the strength of its capital and analyze profitability, including its ability to generate earnings on tangible capital invested by its shareholders. In addition, the Company excludes the OMSR valuation adjustment and any gain on sale of assets from net income to report a non-GAAP adjusted net income level. Although management believes these non-GAAP measures are useful to investors by providing a greater understanding of its business, they should not be considered a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Investor Contact Information:

Mark A. Klein

Chairman, President and

Chief Executive Officer

Mark.Klein@YourStateBank.com

Anthony V. Cosentino

Executive Vice President and

Chief Financial Officer

Tony.Cosentino@YourStateBank.com

SB FINANCIAL GROUP, INC.

CONSOLIDATED BALANCE SHEETS - (Unaudited)

	December	September	June	March	December
($ in thousands)	2024	2024	2024	2024	2023

ASSETS
Cash and due from banks	$25,928	$49,348	$21,983	$26,602	$22,965
Interest bearing time deposits	1,565	1,706	2,417	2,417	1,535
Available-for-sale securities	201,587	211,511	207,856	213,239	219,708
Loans held for sale	6,770	8,927	7,864	4,730	2,525
Loans, net of unearned income	1,046,735	1,029,955	1,005,390	991,552	1,000,212
Allowance for credit losses	(15,096)	(15,278)	(15,612)	(15,643)	(15,786)
Premises and equipment, net	20,456	20,715	20,860	20,985	21,378
Federal Reserve and FHLB Stock, at cost	5,223	5,223	5,204	6,512	7,279
Foreclosed assets and other assets	-	-	510	510	511
Interest receivable	4,908	4,842	4,818	3,706	4,657
Goodwill	23,239	23,239	23,239	23,239	23,239
Cash value of life insurance	30,685	30,488	30,294	30,103	29,121
Mortgage servicing rights	14,868	14,357	14,548	14,191	13,906
Other assets	12,649	8,916	12,815	13,869	11,999
Total assets	$1,379,517	$1,393,949	$1,342,186	$1,336,012	$1,343,249

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Non interest bearing demand	$232,155	$222,425	$208,244	$219,395	$228,713
Interest bearing demand	201,085	202,097	190,857	169,171	166,413
Savings	237,987	241,761	231,855	244,157	216,965
Money market	222,161	228,182	225,650	221,362	202,605
Time deposits	259,217	265,068	258,582	258,257	255,509
Total deposits	1,152,605	1,159,533	1,115,188	1,112,342	1,070,205

Short-term borrowings	10,585	15,240	15,178	12,916	13,387
Federal Home Loan Bank advances	35,000	35,000	35,000	35,000	83,600
Trust preferred securities	10,310	10,310	10,310	10,310	10,310
Subordinated debt net of issuance costs	19,690	19,678	19,666	19,654	19,642
Interest payable	2,351	3,374	2,944	2,772	2,443
Other liabilities	21,468	17,973	18,421	19,295	19,320
Total liabilities	1,252,009	1,261,108	1,216,707	1,212,289	1,218,907

Shareholders’ Equity
Common stock	61,319	61,319	61,319	61,319	61,319
Additional paid-in capital	15,194	15,090	15,195	14,978	15,124
Retained earnings	116,186	113,515	112,104	109,938	108,486
Accumulated other comprehensive loss	(30,234)	(24,870)	(31,801)	(31,547)	(29,831)
Treasury stock	(34,957)	(32,213)	(31,338)	(30,965)	(30,756)
Total shareholders’ equity	127,508	132,841	125,479	123,723	124,342
Total liabilities and shareholders’ equity	$1,379,517	$1,393,949	$1,342,186	$1,336,012	$1,343,249

SB FINANCIAL GROUP, INC.

CONSOLIDATED STATEMENTS OF INCOME - (Unaudited)

	At and for the Three Months Ended					Twelve Months Ended
($ in thousands, except per share & ratios)	December 2024	September 2024	June 2024	March 2024	December 2023	December 2024	December 2023

Interest income
Loans
Taxable	$14,920	$14,513	$13,883	$13,547	$13,438	$56,863	$51,407
Tax exempt	122	127	124	123	124	496	483
Securities
Taxable	1,770	1,871	1,610	1,593	1,526	6,844	6,092
Tax exempt	35	37	37	37	38	146	170
Total interest income	16,847	16,548	15,654	15,300	15,126	64,349	58,152

Interest expense
Deposits	5,169	5,568	5,208	5,090	4,398	21,035	14,708
Repurchase agreements & other	41	43	36	34	39	154	74
Federal Home Loan Bank advances	369	369	370	613	720	1,721	2,603
Trust preferred securities	177	187	187	188	191	739	716
Subordinated debt	194	195	194	195	194	778	778
Total interest expense	5,950	6,362	5,995	6,120	5,542	24,427	18,879

Net interest income	10,897	10,186	9,659	9,180	9,584	39,922	39,273

Provision for credit losses	(76)	200	-	-	(74)	124	315

Net interest income after provision for loan losses	10,973	9,986	9,659	9,180	9,658	39,798	38,958

Noninterest income
Wealth management fees	916	882	848	865	838	3,511	3,532
Customer service fees	842	870	875	880	844	3,467	3,403
Gain on sale of mtg. loans & OMSR	1,196	1,311	1,277	781	747	4,565	3,609
Mortgage loan servicing fees, net	816	39	565	763	561	2,183	2,101
Gain on sale of non-mortgage loans	10	20	105	10	177	145	429
Title insurance revenue	478	485	406	266	378	1,635	1,635
Net gain on sales of securities	-	-	-	-	1,453	-	1,453
Gain (loss) on sale of assets	-	200	-	-	16	200	20
Other	299	316	310	386	517	1,311	1,539
Total noninterest income	4,557	4,123	4,386	3,951	5,531	17,017	17,721

Noninterest expense
Salaries and employee benefits	6,185	6,057	6,009	5,352	5,652	23,603	22,777
Net occupancy expense	702	706	707	769	746	2,884	3,096
Equipment expense	1,127	1,069	1,060	1,077	1,027	4,333	4,078
Data processing fees	821	758	727	769	680	3,075	2,659
Professional fees	895	659	615	758	926	2,927	3,024
Marketing expense	207	241	176	197	182	821	782
Telephone and communication expense	136	128	156	105	132	525	501
Postage and delivery expense	116	145	89	97	167	447	432
State, local and other taxes	224	208	230	245	285	907	949
Employee expense	168	228	159	178	146	733	631
Other expenses	422	804	743	735	426	2,704	3,033
Total noninterest expense	11,003	11,003	10,671	10,282	10,369	42,959	41,962

Income before income tax expense	4,527	3,106	3,374	2,849	4,820	13,856	14,717

Income tax expense	892	752	261	481	937	2,386	2,622

Net income	$3,635	$2,354	$3,113	$2,368	$3,883	$11,470	$12,095

Common share data:
Basic earnings per common share	$0.55	$0.35	$0.47	$0.35	$0.58	$1.72	$1.77

Diluted earnings per common share	$0.55	$0.35	$0.47	$0.35	$0.57	$1.72	$1.75

Average shares outstanding (in thousands):
Basic:	6,575	6,660	6,692	6,715	6,748	6,660	6,829
Diluted:	6,599	6,675	6,700	6,723	6,851	6,680	6,917

SB FINANCIAL GROUP, INC.

CONSOLIDATED FINANCIAL HIGHLIGHTS - (Unaudited)

($ in thousands, except per share & ratios)	At and for the Three Months Ended					Twelve Months Ended
SUMMARY OF OPERATIONS	December 2024	September 2024	June 2024	March 2024	December 2023	December 2024	December 2023

Net interest income	$10,897	$10,186	$9,659	$9,180	$9,584	$39,922	$39,273
Tax-equivalent adjustment	42	44	43	43	43	171	174
Tax-equivalent net interest income	10,939	10,230	9,702	9,223	9,627	40,093	39,447
Provision for credit loss	(76)	200	-	-	(74)	124	315
Noninterest income	4,557	4,123	4,386	3,951	5,531	17,017	17,721
Total operating revenue	15,454	14,309	14,045	13,131	15,115	56,939	56,994
Noninterest expense	11,003	11,003	10,671	10,282	10,369	42,959	41,962
Pre-tax pre-provision income	4,451	3,306	3,374	2,849	4,746	13,980	15,032
Net income	3,635	2,354	3,113	2,368	3,883	11,470	12,095

PER SHARE INFORMATION:
Basic earnings per share (EPS)	0.55	0.35	0.47	0.35	0.58	1.72	1.77
Diluted earnings per share	0.55	0.35	0.47	0.35	0.57	1.72	1.75
Common dividends	0.145	0.140	0.140	0.135	0.135	0.560	0.520
Book value per common share	19.64	20.05	18.80	18.46	18.50	19.64	18.50
Tangible book value per common share (TBV)	16.00	16.49	15.26	14.93	14.98	16.00	14.98
Market price per common share	20.91	20.56	14.00	13.78	15.35	20.91	15.35
Market price to TBV	130.7%	124.7%	91.8%	92.3%	102.5%	130.7%	102.5%
Market price to trailing 12 month EPS	12.1	11.8	7.9	7.9	8.8	12.1	8.8

PERFORMANCE RATIOS:
Return on average assets (ROAA)	1.04%	0.68%	0.93%	0.71%	1.17%	0.84%	0.91%
Pre-tax pre-provision ROAA	1.28%	0.96%	1.01%	0.85%	1.43%	1.10%	1.21%
Return on average equity (ROE)	11.13%	7.32%	10.16%	7.70%	13.23%	9.19%	10.22%
Return on average tangible equity	13.58%	8.97%	12.59%	9.53%	16.57%	11.34%	12.78%
Efficiency ratio	71.09%	76.78%	75.86%	78.17%	68.44%	75.33%	73.47%
Earning asset yield	5.18%	5.16%	5.02%	4.97%	4.89%	5.08%	4.67%
Cost of interest bearing liabilities	2.36%	2.53%	2.47%	2.55%	2.33%	2.48%	1.97%
Net interest margin	3.35%	3.17%	3.10%	2.98%	3.10%	3.15%	3.15%
Tax equivalent effect	0.01%	0.02%	0.01%	0.01%	0.01%	0.01%	0.01%
Net interest margin, tax equivalent	3.36%	3.19%	3.11%	2.99%	3.11%	3.16%	3.16%
Non interest income/Average assets	1.31%	1.20%	1.31%	1.19%	1.67%	1.25%	1.33%
Non interest expense/Average assets	3.15%	3.20%	3.18%	3.08%	3.12%	3.16%	3.14%
Net noninterest expense/Average assets	-1.85%	-2.00%	-1.87%	-1.90%	-1.46%	-1.91%	-1.81%

ASSET QUALITY RATIOS:
Gross charge-offs	195	29	-	66	5	290	118
Recoveries	13	2	16	9	1	40	26
Net charge-offs	182	27	(16)	57	4	250	92
Nonperforming loans/Total loans	0.53%	0.54%	0.47%	0.25%	0.28%	0.53%	0.28%
Nonperforming assets/Loans & OREO	0.53%	0.54%	0.52%	0.30%	0.33%	0.53%	0.33%
Nonperforming assets/Total assets	0.40%	0.40%	0.39%	0.22%	0.25%	0.40%	0.25%
Allowance for credit loss/Nonperforming loans	273.68%	276.83%	329.78%	642.69%	560.18%	273.68%	560.18%
Allowance for credit loss/Total loans	1.44%	1.48%	1.55%	1.58%	1.58%	1.44%	1.58%
Net loan charge-offs/Average loans (ann.)	0.07%	0.01%	(0.01%)	0.02%	0.00%	0.02%	0.01%

CAPITAL & LIQUIDITY RATIOS:
Loans/ Deposits	90.81%	88.82%	90.15%	89.14%	93.46%	90.81%	93.46%
Equity/ Assets	9.24%	9.53%	9.35%	9.26%	9.26%	9.24%	9.26%
Tangible equity/Tangible assets	7.66%	7.97%	7.72%	7.63%	7.63%	7.66%	7.63%
Common equity tier 1 ratio (Bank)	13.43%	13.19%	13.98%	13.84%	13.42%	13.43%	13.42%

END OF PERIOD BALANCES
Total assets	1,379,517	1,393,949	1,342,186	1,336,012	1,343,249	1,379,517	1,343,249
Total loans	1,046,735	1,029,955	1,005,390	991,552	1,000,212	1,046,735	1,000,212
Deposits	1,152,605	1,159,533	1,115,188	1,112,342	1,070,205	1,152,605	1,070,205
Shareholders equity	127,508	132,841	125,479	123,723	124,342	127,508	124,342
Goodwill and intangibles	23,597	23,613	23,630	23,646	23,662	23,597	23,662
Tangible equity	103,911	109,228	101,849	100,077	100,680	103,911	100,680
Mortgage servicing portfolio	1,427,318	1,406,273	1,389,805	1,371,713	1,366,667	1,427,318	1,366,667
Wealth/Brokerage assets under care	547,697	557,724	525,713	525,517	501,829	547,697	501,829
Total assets under care	3,354,532	3,357,946	3,257,704	3,233,242	3,211,745	3,354,532	3,211,745
Full-time equivalent employees	252	248	249	245	251	252	251
Period end common shares outstanding	6,494	6,624	6,676	6,702	6,720	6,494	6,720
Market capitalization (all)	135,780	136,189	93,458	92,359	103,147	135,780	103,147

AVERAGE BALANCES
Total assets	1,395,473	1,376,849	1,342,847	1,333,236	1,327,415	1,361,274	1,334,644
Total earning assets	1,301,872	1,283,407	1,246,099	1,230,736	1,236,165	1,267,794	1,246,531
Total loans	1,040,580	1,018,262	1,005,018	993,310	992,337	1,014,375	985,217
Deposits	1,163,531	1,145,964	1,120,367	1,091,803	1,084,939	1,130,973	1,094,547
Shareholders equity	130,647	128,608	122,510	123,058	117,397	124,742	118,315
Goodwill and intangibles	23,605	23,621	23,638	23,654	23,675	23,629	23,709
Tangible equity	107,042	104,987	98,872	99,404	93,722	101,113	94,606
Average basic shares outstanding	6,575	6,660	6,692	6,715	6,748	6,660	6,829
Average diluted shares outstanding	6,599	6,675	6,700	6,723	6,851	6,680	6,917

SB FINANCIAL GROUP, INC.

Rate Volume Analysis - (Unaudited)

For the Three and Twelve Months Ended Dec. 31, 2024 and 2023

	Three Months Ended Dec. 31, 2024			Three Months Ended Dec. 31, 2023
	Average		Average	Average		Average
($ in thousands)	Balance	Interest	Rate	Balance	Interest	Rate

Assets

Taxable securities/cash	$254,989	$1,770	2.78%	$237,203	$1,526	2.57%
Nontaxable securities	6,303	35	2.22%	6,625	38	2.29%
Loans, net	1,040,580	15,042	5.78%	992,337	13,562	5.47%

Total earning assets	1,301,872	16,847	5.18%	1,236,165	15,126	4.89%

Cash and due from banks	4,262			4,077
Allowance for loan losses	(15,070)			(15,787)
Premises and equipment	20,642			22,205
Other assets	83,767			80,755

Total assets	$1,395,473			$1,327,415

Liabilities
Savings, MMDA and interest bearing demand	$669,987	$2,803	1.67%	$601,034	$2,232	1.49%
Time deposits	259,093	2,366	3.65%	247,382	2,166	3.50%
Repurchase agreements & other	13,229	41	1.24%	13,359	39	1.17%
Advances from Federal Home Loan Bank	35,000	369	4.22%	58,330	720	4.94%
Trust preferred securities	10,310	177	6.87%	10,310	191	7.41%
Subordinated debt	19,674	194	3.94%	19,634	194	3.95%

Total interest bearing liabilities	1,007,293	5,950	2.36%	950,049	5,542	2.33%

Non interest bearing demand	234,451	-		236,523	-

Total funding	1,241,744		1.92%	1,186,572		1.87%
			44.20%		1
Other liabilities	23,082			23,446

Total liabilities	1,264,826			1,210,018

Equity	130,647			117,397

Total liabilities and equity	$1,395,473			$1,327,415	-

Net interest income		$10,897			$9,584

Net interest income as a percent of average interest-earning assets - GAAP measure			3.35%			3.10%

Net interest income as a percent of average interest-earning assets - non GAAP - Computed on a fully tax equivalent (FTE) basis			3.36%			3.11%

	Twelve Months Ended Dec. 31, 2024			Twelve Months Ended Dec. 31, 2023
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate

Assets

Taxable securities/cash	$247,026	$6,844	2.77%	$254,133	$6,092	2.40%
Nontaxable securities	6,393	146	2.28%	7,181	170	2.37%
Loans, net	1,014,375	57,359	5.65%	985,217	51,890	5.27%
Total earning assets	1,267,794	64,349	5.08%	1,246,531	58,152	4.67%

Cash and due from banks	4,388			4,035
Allowance for loan losses	(15,536)			(15,478)
Premises and equipment	20,929			22,990
Other assets	83,699			76,566
Total assets	$1,361,274			$1,334,644

Liabilities
Savings, MMDA and interest bearing demand	$643,710	$11,073	1.72%	$619,906	$7,599	1.23%
Time deposits	259,818	9,962	3.83%	236,665	7,109	3.00%
Repurchase agreements & Other	14,336	154	1.07%	15,765	74	0.47%
Advances from Federal Home Loan Bank	39,092	1,721	4.40%	55,044	2,603	4.73%
Trust preferred securities	10,310	739	7.17%	10,310	716	6.94%
Subordinated debt	19,665	778	3.96%	19,616	778	3.97%
Total interest bearing liabilities	986,931	24,427	2.48%	957,306	18,879	1.97%

Non interest bearing demand	227,445		2.01%	237,976		1.58%
Total funding	1,214,376			1,195,282

Other liabilities	22,156			21,047
Total liabilities	1,236,532			1,216,329

Equity	124,742			118,315
Total liabilities and equity	$1,361,274			$1,334,644

Net interest income		$39,922			$39,273

Net interest income as a percent of average interest-earning assets - GAAP measure			3.15%			3.15%
Net interest income as a percent of average interest-earning assets - non GAAP - Computed on a fully tax equivalent (FTE) basis			3.16%			3.16%

Non-GAAP reconciliation	Three Months Ended		Twelve Months Ended
($ in thousands, except per share & ratios)	Dec. 31, 2024	Dec. 31, 2023	Dec. 31, 2024	Dec. 31, 2023

Total Operating Revenue	$15,454	$15,115	$56,939	$56,994
Adjustment to (deduct)/add OMSR recapture/impairment *	(288)	12	(42)	51
Adjusted Total Operating Revenue	15,166	15,127	56,897	57,045

Income before Income Taxes	4,527	4,820	13,856	14,717
Adjustment for OMSR *	(288)	12	(42)	51
Adjusted Income before Income Taxes	4,239	4,832	13,814	14,768

Provision for Income Taxes	892	938	2,386	2,623
Adjustment for OMSR **	(60)	3	(9)	11
Adjusted Provision for Income Taxes	832	941	2,377	2,634

Net Income	3,635	3,882	11,470	12,094
Adjustment for OMSR *	(228)	9	(33)	40
Adjusted Net Income	3,407	3,891	11,437	12,134

Diluted Earnings per Share	0.55	0.57	1.72	1.75
Adjustment for OMSR *	(0.03)	0.00	(0.00)	0.01
Adjusted Diluted Earnings per Share	$0.52	$0.57	$1.71	$1.75

Return on Average Assets	1.04%	1.17%	0.84%	0.91%
Adjustment for OMSR *	-0.07%	0.00%	0.00%	0.00%
Adjusted Return on Average Assets	0.98%	1.17%	0.84%	0.91%

*	valuation adjustment to the Company’s mortgage servicing rights

**	tax effect is calculated using a 21% statutory federal corporate income tax rate